                                                                    EXHIBIT 4(m)



                                PENNZOIL COMPANY
                          SAVINGS AND INVESTMENT PLAN
                              FOR HOURLY EMPLOYEES

                   (As Established Effective January 1, 1989)


                                Second Amendment

                 Pennzoil Company, a Delaware corporation (the "Company"), having established the Pennzoil Company Savings and Investment Plan for Hourly Employees, effective January 1, 1989 and as thereafter amended (the "Plan"), and having reserved the right under Section 10.4 thereof to amend the Plan, does hereby amend the Plan, effective as of April 1, 1994, as follows:

                 1. The first sentence of Section 4.1 of the Plan is hereby deleted and replaced with the following:

                 "Except as provided below, each eligible Employee, who elects to make Pre-Tax Contributions for a Plan Year shall initially elect to defer a portion of his Compensation in whole percentages of not less than one percent (1%) and not more than twelve percent (12%), subject to the limitations set forth in the following schedule:

                                                         Maximum Pre-Tax
                    Years of                              and After-Tax
                 Participation                          Contribution Rate
                 -------------                          -----------------
                Less than 5 years                              9%
                5 - 10 years                                  10%
                More than 10 years                            12%

                 Each eligible Employee, represented by either Local #175 International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America or Local #699 United Electrical, Radio and Machine Workers of America who elects to make Pre-Tax Contributions for a Plan Year shall initially elect to defer a portion of his Compensation in whole percentages of not less than one percent (1%) and not more than six percent (6%), subject to the limitations set forth in the following schedule:





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
                                                         Minimum Pre-Tax and
                    Years of                                  After-Tax
                 Participation                            Contribution Rate
                 -------------                            -----------------
                Less than 5 years                                3%
                5 - 10 years                                     4%
                More than 10 years                               6%"

                 2. The first sentence of Section 4.2 of the Plan is hereby deleted and replaced with the following:

                 "Except as provided below, each eligible Employee, regardless of whether he has elected to defer any percentage of his salary in the form of Pre-Tax Contributions to the Plan, may elect to make After-Tax Contributions of not less than one percent (1%) and not more than twelve percent (12%) of his Compensation; provided, however, that the aggregate of a Member's Pre-Tax Contributions and After-Tax Contributions shall be limited to the maximum rate based on Years of Participation as set forth in Section 4.1 and shall not total, in any event, more than twelve percent (12%) of the Member's Compensation.


                 Each eligible Employee represented by either Local #175, International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America or Local #699 United Electrical Radio and Machine Workers of America, regardless of whether he has elected to defer any percentage of his salary in the form of Pre-Tax Contributions to the Plan, may elect to make After-Tax Contributions of not less than one percent (1%) and not more than six percent (6%) of his compensation provided, however, that the aggregate of a Member's Pre-Tax Contributions and After-Tax Contributions shall be limited to the maximum rate based on Years of Participation as set forth in Section
         4.1 and shall not total, in any event, more than six percent (6%) of the Member's Compensation."

                 3. The first sentence of Section 4.3 of the Plan is hereby amended to read as follows:

                 "For each Plan Year, the Company shall make a Matching Contribution to the Trust Fund on behalf of the Eligible Members in an amount equal to the applicable percentage (as set forth below) of the first 3%, 4% or 6% as applicable of the Pre-Tax Contributions and After-Tax Contributions elected or contributed by the Eligible Members during such Plan Year and not withdrawn under Article VI during such Plan Year:





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
                                                                  Total Percentage of
                                  Applicable Percentage          Member Contributions
          Years of                  Employer Matching            Eligible for Employer
        Participation                  Contribution              Matching Contribution
        -------------             ---------------------          ---------------------
         Less than 5 years                 50%                             3%
         5 - 10 years                      75%                             4%
         More than 10 years               100%                             6%"

                 IN WITNESS WHEREOF, Pennzoil Company has caused these presents to be executed by its duly authorized officers in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy thereof, this 20th day of May, 1994, but effective as of April 1, 1994.

                                                 PENNZOIL COMPANY



                                                 By:  HARRY C. MITCHELL

ATTEST:

LINDA F. CONDIT
Secretary

(SEAL)





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